As filed with the Securities and Exchange Commission on May 19, 2011
Registration No. _____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRVINE SENSORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	33-0280334
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
3001 Red Hill Avenue
Costa Mesa, California 92626
(Address of registrant’s principal executive offices) (Zip Code)

Irvine Sensors Corporation 2011 Omnibus Incentive Plan
(Full title of the plan)

John J. Stuart, Jr.,	Copies of all communications to:
Chief Financial Officer
Irvine Sensors Corporation	Ellen S. Bancroft, Esq.
3001 Red Hill Avenue, Building 3	Parker A. Schweich, Esq.
Costa Mesa, California 92626	Dorsey & Whitney LLP
(Name and Address of Agent For Service)	38 Technology Drive, Suite 100
(714) 549-8211	Irvine, CA 92618
(Telephone Number, Including Area Code, of Agent For Service)	(949) 932-3600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	be Registered (1)	Offering Price per Share (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock, $0.01 par value, issuable pursuant to Irvine Sensors Corporation 2011 Omnibus Incentive Plan	46,500,000 shares	$0.14	$6,510,000	$755.81

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant’s common stock that may be offered or issued under the Irvine Sensors Corporation 2011 Omnibus Incentive Plan, in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Calculated solely for the purpose of this offering under Rules 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the bid and asked price per share of the Registrant’s common stock on May 17, 2011, as reported on the Over-the-Counter Bulletin Board.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
Irvine Sensors Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010 filed with the Commission on December 17, 2010;
(b)	The Registrant’s Quarterly Reports on Form 10Q for the quarters ended January 2, 2011 and April 3, 2011 filed with the Commission on February 16, 2011 and May 18, 2011, respectively;
(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on October 5, 2010, October 21, 2010, November 15, 2010, November 26, 2010, December 8, 2010, December 16, 2010, December 29, 2010, January 6, 2011, January 18, 2011, January 27, 2011, March 15, 2011, March 21, 2011, March 29, 2011, April 6, 2011 and May 9, 2011; and

(d)
The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 12, 1982 pursuant to Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers
Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. The Registrant’s bylaws and certificate of incorporation provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law, and require the Registrant to advance litigation expenses under certain circumstances. The bylaws and certificate of incorporation further provide that rights conferred under such bylaws and certificate of incorporation do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
The Registrant’s certificate of incorporation provides that none of its directors shall be personally liable for monetary damages for breach of such director’s fiduciary duty to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
The Registrant has entered into agreements to indemnify its directors, the directors of certain of its subsidiaries and certain of its officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify the Registrant’s directors and certain of its officers for certain expenses, attorneys’ fees, judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant also maintains directors and officers liability insurance.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits

Exhibit No.	Exhibit

4.1
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 1-8402 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

4.2
Certificate of Incorporation of the Registrant, as amended and currently in effect. Incorporated by reference to Exhibit 3.1 filed on December 24, 2003 with the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003.

Exhibit No.	Exhibit

4.3
Certificate of Elimination of the Series B Convertible Cumulative Preferred Stock, Series C Convertible Cumulative Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock. Incorporated by reference to Exhibit 3.3 filed with the Registrant’s Current Report on Form 8-K filed on April 18, 2008.

4.4
Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-1 10% Cumulative Convertible Preferred Stock. Incorporated by reference to Exhibit 3.4 filed with the Registrant’s Current Report on Form 8-K filed on April 18, 2008.

4.5
Certificate of Amendment of Certificate of Incorporation to increase the authorized shares of the Corporation’s Common Stock and the authorized shares of the Corporation’s Preferred Stock. Incorporated by reference to Exhibit 3.5 filed with the Registrant’s Current Report on Form 8-K filed on August 27, 2008.

4.6
Certificate of Amendment of Certificate of Incorporation to reclassify, change, and convert each ten (10) outstanding shares of the Corporation’s Common Stock into one (1) share of Common Stock. Incorporated by reference to Exhibit 3.6 filed with the Registrant’s Current Report on Form 8-K filed on August 27, 2008.

4.7
Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-2 10% Cumulative Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on March 24, 2009.

4.8
Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series B Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on October 1, 2009.

4.9
Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series C Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on May 4, 2010.

4.10	By-laws of the Registrant, as amended and restated September 17, 2007. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on September 21, 2007.

4.11
Amendment of Section 9 of Article II and Section 2 of Article III of the Amended and Restated By-laws of the Registrant. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on December 29, 2010.

4.12
Certificate of Amendment to Certificate of Incorporation to increase the authorized shares of the Company’s Common Stock. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on March 15, 2011.

5	Opinion and Consent of Dorsey & Whitney LLP.

23.1	Consent of Independent Registered Public Accounting Firm — Squar, Milner, Peterson, Miranda & Williamson, LLP.

23.2	Consent of Dorsey & Whitney LLP is contained in Exhibit 5.

Exhibit No.	Exhibit

24	Power of Attorney. Reference is made to page II-6 of this Registration Statement.

99.1	Irvine Sensors Corporation 2011 Omnibus Incentive Plan. Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K filed on March 15, 2011.

99.2
Forms of agreements under the Irvine Sensors Corporation 2011 Omnibus Incentive Plan. Incorporated by reference to Exhibits 10.2, 10.3 and 10.4 filed with the Registrant’s Current Report on Form 8-K filed on March 15, 2011.

Item 9.	Undertakings
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on the 18th day of May, 2011.

IRVINE SENSORS CORPORATION
(Registrant)

By:	/s/ John J. Stuart, Jr. John J. Stuart, Jr. Chief Financial Officer, Senior Vice President and Secretary (Principal Financial and Chief Accounting Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
That the undersigned officers and directors of the Registrant do hereby constitute and appoint Bill Joll and John J. Stuart, Jr., or their substitute or substitutes, as the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the dates indicated below. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Bill Joll Bill Joll	Chief Executive Officer, President and Director (Principal Executive Officer)	May 18, 2011

/s/ John J. Stuart, Jr. John J. Stuart, Jr.	Chief Financial Officer, Senior Vice President and Secretary (Principal Financial and Chief Accounting Officer)	May 18, 2011

Signature	Title	Date

/s/ Seth W. Hamot Seth W. Hamot	Chairman of the Board	May 18, 2011

/s/ John C. Carson John C. Carson	Vice Chairman of the Board and Chief Strategist	May 18, 2011

/s/ Marc Dumont Marc Dumont	Director	May 18, 2011

/s/ Jack Johnson Jack Johnson	Director	May 18, 2011

/s/ Thomas M. Kelly Thomas M. Kelly	Director	May 18, 2011

/s/ Scott Reed Scott Reed	Director	May 18, 2011

/s/ Edward J. Scollins Edward J. Scollins	Director	May 18, 2011

/s/ Chester P. White Chester P. White	Director	May 18, 2011

/s/ Marcus A. Williams Marcus A. Williams	Director	May 18, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 1-8402 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

4.2
Certificate of Incorporation of the Registrant, as amended and currently in effect. Incorporated by reference to Exhibit 3.1 filed on December 24, 2003 with the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 28, 2003.

4.3
Certificate of Elimination of the Series B Convertible Cumulative Preferred Stock, Series C Convertible Cumulative Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock. Incorporated by reference to Exhibit 3.3 filed with the Registrant’s Current Report on Form 8-K filed on April 18, 2008.

4.4
Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-1 10% Cumulative Convertible Preferred Stock. Incorporated by reference to Exhibit 3.4 filed with the Registrant’s Current Report on Form 8-K filed on April 18, 2008.

4.5
Certificate of Amendment of Certificate of Incorporation to increase the authorized shares of the Corporation’s Common Stock and the authorized shares of the Corporation’s Preferred Stock. Incorporated by reference to Exhibit 3.5 filed with the Registrant’s Current Report on Form 8-K filed on August 27, 2008.

4.6
Certificate of Amendment of Certificate of Incorporation to reclassify, change, and convert each ten (10) outstanding shares of the Corporation’s Common Stock into one (1) share of Common Stock. Incorporated by reference to Exhibit 3.6 filed with the Registrant’s Current Report on Form 8-K filed on August 27, 2008.

4.7
Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-2 10% Cumulative Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on March 24, 2009.

4.8
Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series B Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on October 1, 2009.

4.9
Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series C Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on May 4, 2010.

4.10	By-laws of the Registrant, as amended and restated September 17, 2007. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on September 21, 2007.

4.11
Amendment of Section 9 of Article II and Section 2 of Article III of the Amended and Restated By-laws of the Registrant. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on December 29, 2010.

Exhibit No.	Exhibit

4.12
Certificate of Amendment to Certificate of Incorporation to increase the authorized shares of the Company’s Common Stock. Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on March 15, 2011.

5	Opinion and Consent of Dorsey & Whitney LLP.

23.1	Consent of Independent Registered Public Accounting Firm — Squar, Milner, Peterson, Miranda & Williamson, LLP.

23.2	Consent of Dorsey & Whitney LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-6 of this Registration Statement.

99.1	Irvine Sensors Corporation 2011 Omnibus Incentive Plan. Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Current Report on Form 8-K filed on March 15, 2011.

99.2
Forms of agreements under the Irvine Sensors Corporation 2011 Omnibus Incentive Plan. Incorporated by reference to Exhibits 10.2, 10.3 and 10.4 filed with the Registrant’s Current Report on Form 8-K filed on March 15, 2011.